Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Willdan Group, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Willdan Group, Inc. of our report dated March 7, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Willdan Group, Inc. for the year ended December 29, 2023 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Los Angeles, California
March 8, 2024